UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Term Loan

On June 14, 2005, Rainmaker entered into a Business Loan Agreement with Bridge Bank, N.A. (“Bridge Bank”), and obtained a $1,500,000 term loan (the “Term Loan”) thereunder that will be utilized to fund Rainmaker’s new client management system.

The Term Loan is to be repaid over 36 months and bears interest at a variable rate of prime plus 1.00% per annum, initially set at 7.00% per annum. The Term Loan is secured by substantially all of Rainmaker’s consolidated assets including intellectual property. Rainmaker must comply with certain financial covenants, including maintaining a minimum quick ratio and maintaining unrestricted cash of $3,000,000 with Bridge Bank.

The Term Loan contains customary covenants that will, subject to limited exceptions, limit Rainmaker’s ability to, among other things, (i) create liens; (ii) make capital expenditures; (iii) pay cash dividends; and (iv) merge or consolidate with another company.

The Term Loan provides for customary events of default, including nonpayment, breach of covenants, payment defaults of other indebtedness, and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the Term Loan.

Credit Facility

Previously, on April 30, 2004, Rainmaker obtained a $3,000,000 secured revolving line of credit, which was reduced to $2,000,000 on February 8, 2005, and that includes a $1,000,000 letter of credit facility (the “Revolving Credit Facility”) from Bridge Bank. In connection with the execution of the Term Loan described above, Rainmaker entered into a Business Loan and Change In Terms Agreement with Bridge Bank whereby the maturity date of the Revolving Credit Facility was changed to May 2006. As of the date hereof, Rainmaker has incurred no indebtedness to Bridge Bank under the Revolving Credit Facility.

Facility Lease

On June 1, 2005, Sunset Direct, a wholly-owned subsidiary of Rainmaker, entered into a Fifth Amendment to Lease (the “Amendment”) with Hub Properties Trust for Sunset Direct’s premises located at Atrium Office Centre, 8701 North Mopac, Austin, Texas. The Amendment, among other things, reduces the base rent per month, beginning January 1, 2006 through the expiration of the lease, June 30, 2009. In connection with the execution of the Amendment, Rainmaker entered into a Guaranty agreement with Hub Properties Trust on June 1, 2005. Rainmaker has guaranteed the obligations of Sunset Direct under the lease, including the payment of all rent, additional rent and other monetary obligations of Sunset Direct under the lease and the performance of each and every non-monetary obligation of Sunset Direct under the lease.

Item 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Business Loan Agreement, entered into and dated as of June 14, 2005 between RAINMAKER SYSTEMS, INC. and BRIDGE BANK, N.A.

10.2	Business Loan Agreement (Asset Based) and Change in Terms Agreement, entered into and dated as of June 14, 2005 between RAINMAKER SYSTEMS, INC. and BRIDGE BANK, N.A.

10.3	Fifth Amendment to Lease entered into June 1, 2005 between HUB PROPERTIES TRUST and SUNSET DIRECT, INC.

10.4	Guaranty entered into June 1, 2005 between HUB PROPERTIES TRUST and RAINMAKER SYSTEMS, INC.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC. (Registrant)

July 14, 2005		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	/s/ STEVE VALENZUELA
	Title:	Chief Financial Officer

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